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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 1, 2005

                        RADIATION THERAPY SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

                        Commission file number 000-50802

                       FLORIDA                                65-0768951
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           (State or other jurisdiction of                (I.R.S. Employer
            incorporation or organization)               Identification No.)

     2234 Colonial Boulevard, Fort Myers, Florida              33907
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       (Address of principal executive offices)              (Zip Code)

                                 (239) 931-7275
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        The information set forth below in Item 2.01 of this report is incorporated herein by reference.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On June 1, 2005 Radiation Therapy Services, Inc. (the "Company"), through the Company's wholly-owned subsidiaries, Arizona Radiation Therapy Management Services, Inc., an Arizona corporation ("ARTMS"), Maryland Radiation Therapy Management Services, Inc., a Maryland corporation ("MRTMS") and New England Radiation Therapy Management Services, Inc., a Massachusetts corporation (NERTMS"), entered into an asset purchase agreement with Dolphin Medical, Inc., a Delaware corporation, Dolphin Medical Center of Scottsdale LLC, a Delaware limited liability company, The Oncology Center at Riverside LLC, a Delaware limited liability company, Greenbelt Cancer Center, LLC, a Delaware limited liability company, and The Valley Cancer Center of Holyoke, LLC, a Delaware limited liability company, pursuant to which it completed the acquisition of certain assets used in the business of owning, operating and managing four radiation therapy treatment centers located in Arizona, Maryland and Massachusetts. With respect to the Arizona and Maryland treatment centers, ARTMS and MRTMS assumed the sellers professional services contracts to provide management services to the centers for a management fee. The Massachusetts treatment center will be operated pursuant to an administrative services agreement between NERTMS and a related party professional corporation similar to the Company's current operating model in corporate practice of medicine states. Concurrently with the transaction, a related party entity acquired the real estate that the Arizona treatment center is situated on and leases the treatment center to ARTMS pursuant to a lease agreement similar to the existing lease agreements that are in place with certain of the Company's other treatment centers. In connection with the transaction, ARTMS and Dolphin Medical Center of Scottsdale LLC also entered into a management services agreement regarding the Arizona treatment center which terminates upon the earlier of ARTMS receiving the required governmental authorization to operate the business in its own name or September 15, 2005. While it is anticipated that the required governmental authorization will be timely received, no assurance can be given.

        The consideration paid by the Company in the acquisition was approximately $16.1 million in cash of which approximately $15.1 million was paid at closing and $1.0 million was deposited into an escrow account for twelve months following the closing to satisfy any indemnification claims against the sellers. The Company used its existing credit facility to finance the acquisition. The consideration paid by the Company in this transaction was determined pursuant to arms' length negotiations and the Company relied upon representation, warranties, covenants and indemnities provided by the sellers. A copy of the asset purchase agreement will be filed as an exhibit in the Company's Form 10-Q for the quarterly period ended June 30, 2005. A copy of the press release announcing the acquisition is filed with this report as Exhibit 99.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

      99.1 Press Release dated June 2, 2005 announcing the Company's acquisition of radiation therapy treatment centers in Arizona, Maryland and Massachusetts.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                RADIATION THERAPY SERVICES, INC.

                                                By: /s/ David Koeninger
                                                    ----------------------------
                                                    David Koeninger
                                                    Principal Financial Officer

Dated:  June 2, 2005